Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2017 relating to the consolidated financial statements and financial statement schedule of Gardner Denver Holdings, Inc. and subsidiaries (formerly Renaissance Parent Corp.) appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

February 28, 2017